Exhibit 99.04

IN ACCORDANCE WITH ITEM 601(b)(10)(iv) OF REGULATION S-K, CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*].

AMENDMENT NO. 2 TO AGREEMENT
This Amendment No. 2 to the Agreement (as defined below) is made as of March 11, 2020 (the “Amendment Date”) by and among Amyris, Inc. (“Amyris”) and Lavvan, Inc. (“Lavvan”).
RECITALS
A.Amyris and Lavvan entered into the Agreement (as defined below).
B.Amyris and Lavvan wish to further amend the Agreement as set forth herein.
NOW THEREFORE in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (receipt and sufficiency of which are hereby acknowledged) the Parties agree to further amend the Agreement as follows:
ARTICLE 1
INTERPRETATION
1.1.Defined Terms
Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms under the Agreement. “Agreement” means that Research, Collaboration and License Agreement between the Parties with an Effective Date of March 18, 2019 (as amended by that Amendment No.1 dated May 20, 2019).
ARTICLE 2
AMENDMENTS TO RCL AGREEMENT
2.1.Confidentiality-Related Obligations. Section 8 of the Agreement is hereby amended by adding a new subsection 8.4 as follows:
“8.4 Public Statements; Liquidated Damages. Without limiting Amyris’ other obligations under this Section 8, Amyris agrees that any public statements by or on behalf of Amyris or its officers, directors or employees regarding the Agreement, Lavvan and/or its Affiliates, and/or the development, manufacturing, production, supply and/or commercialization of cannabinoids as well as any associated and/or related activities, are subject to Lavvan’s right to review, comment on and approve each such proposed statement in advance. Without limiting the foregoing, any verbal or other statements regarding this Agreement and/or Lavvan and/or the development, manufacturing, production, supply and/or commercialization of cannabinoids as well as any associated and/or related activities, by or on behalf of Amyris shall also be subject to Lavvan ’s review and approval and shall be in all cases restricted to pre-approved talking points. In
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the event of a breach by Amyris of its obligations under this Section 8.4, Lavvan may at its option and by written notice to Amyris reduce any future Profit-Share Fees due under the Agreement by 0.5% for each such breach. Such reduction and/or fee shall be in addition to Lavvan’s other rights and remedies with respect to such a breach (including those rights and remedies set forth in Section 14.13). The Parties agree that in the event of such a breach, Lavvan’s damages would be uncertain and difficult (if not impossible) to accurately estimate. Accordingly, the Parties agree that the foregoing reduction and/or fee are not penalties but instead are intended by the Parties to be, and shall be deemed, liquidated damages.”
2.2.Cost Model. As outlined in Section 3.2.1 of the Agreement and Annex 4 to the Agreement, the Parties hereby agree to adjust the model cost assumptions to [*].

2.3.Specifications of Collaboration Cannabinoids. Annex 2 of the Agreement is hereby amended with the following Annex 2:
[*]

[*] Certain portions denoted with an asterisk have been omitted.

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2.4 Amendment related to Annex 4: Milestone Achievement Requirements. In
Annex 4, the third bullet under the “CBD Research Milestone” section is hereby deleted and replaced in its entirety with the following:
[*]

ARTICLE 3
CONFIMRATION
3.1 Confirmation. Except as amended above, the Agreement shall remain in full force and effect, unaltered. This Amendment No. 2 and the Agreement constitute a single agreement and to the extent possible shall be read together as one single, integrated instrument. In the event of a conflict between the Agreement and this Amendment No. 2, this Amendment No.2 shall prevail. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

[*] Certain portions denoted with an asterisk have been omitted.

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IN WITNESS WHEREOF the Parties have executed this Amendment No. 2 as of the date first above written.
Amyris, Inc.

By: /s/ John Melo________
Name: John Melo
Title President + CEO

By: /s/ Neil J. Closner_______
Namer Neil J.CIosner
Title ceo

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